                                                                     EXHIBIT 4.5

                                REGISTRATION RIGHTS


                           REGISTRATION RIGHTS AGREEMENT


          THIS REGISTRATION RIGHTS AGREEMENT, dated the ____ of April, 1999, between ____________________ (the "Holder") and GALAGEN INC., a Delaware corporation (the "Company").

          WHEREAS, simultaneously with the execution and delivery of this Agreement, the Holder is purchasing from the Company, pursuant to a Subscription Agreement and Investment Letter of even date herewith (the "Subscription Agreement"), shares of Common Stock of the Company (the "Shares"); and

          WHEREAS, the Company desires to grant to the Holder the registration rights set forth herein with respect to the Shares;

          NOW, THEREFORE, the parties hereto mutually agree as follows:

          Section 1. REGISTRABLE SECURITIES. As used herein the term "Registrable Security" means the Shares; provided, however, that with respect to any particular Registrable Security, such security shall cease to be a Registrable Security when, as of the date of determination, (i) it has been effectively registered under the Securities Act of 1933, as amended (the "Act"), and disposed of pursuant thereto, (ii) registration under the Act is no longer required for the immediate public distribution of such security as a result of the provisions of Rule 144(k) promulgated under the Act, or (iii) it has ceased to be outstanding. The term "Registrable Securities" means any and/or all of the securities falling within the foregoing definition of a "Registrable Security." In the event of any merger, reorganization, consolidation, recapitalization or other change in corporate structure affecting the Common Stock of the Company, such adjustment shall be made in the definition of "Registrable Security" as is appropriate in order to prevent any dilution or enlargement of the rights granted pursuant to this Section 1.

          Section 2. RESTRICTIONS ON TRANSFER. The Holder acknowledges and understands that prior to the registration of the Shares as provided herein, the Shares are "restricted securities" as defined in Rule 144 promulgated under the Act. The Holder understands that no disposition or transfer of the Shares may be made by Holder in the absence of (i) an opinion of counsel from counsel to the Holder, which opinion and counsel shall be reasonably satisfactory to the Company and its counsel, that such transfer may be made without registration under the Act or (ii) such registration.

          Section 3.  REGISTRATION RIGHTS.

               (a) The Company shall, within four months of the date hereof, file with the Securities and Exchange Commission (the "Commission"), at the sole expense of the

Company (except as provided in Section 3(c) hereof), in respect of all Registrable Securities, a registration statement under the Act so as to permit a public offering and sale of the Registrable Securities under the Act (the "Registration Statement").

               (b) The Company will keep any Registration Statement or post-effective amendment filed under this Section 3 current under the Act until the earliest of (i) the date that all of the Registrable Securities have been sold pursuant to the Registration Statement, (ii) the date that the Registrable Securities may be sold under the provisions of Rule 144(k) or (iii) the second anniversary of the effective date of the Registration Statement.

               (c) Except as otherwise provided in Section 9 hereof, all fees, disbursements and out-of-pocket expenses and costs incurred by the Company in connection with the preparation and filing of any Registration Statement under subparagraph 3(a) and in complying with applicable securities and Blue Sky laws (including, without limitation, all attorneys' fees) shall be borne by the Company. The Holder shall bear the cost of underwriting discounts and commissions, if any, applicable to the Registrable Securities being registered and the fees and expenses of its counsel. The Company shall use its best efforts to qualify any of the Registrable Securities for sale in such states as the Holder reasonably designates and shall furnish indemnification in the manner provided in Section 6 hereof. However, the Company shall not be required to qualify in any state which will require an escrow or other restriction relating to the Company and/or the sellers. The Company at its expense will supply the Holder with copies of the Registration Statement and the prospectus included therein (the "Prospectus") and other related documents in such quantities as may be reasonably requested by the Holder.

               (d) No provision contained herein shall preclude the Company from selling securities pursuant to any Registration Statement in which it is required to include Registrable Securities pursuant to this Section 3.

               (e) If, at any time or from time to time after the effective date of the Registration Statement, the Company notifies the Holder in writing of the existence of a Potential Material Event (as hereinafter defined), the Holder shall not offer or sell any Registrable Securities or engage in any other transaction involving or relating to Registrable Securities, from the time of the giving of notice with respect to a Potential Material Event until the Holder receives written notice from the Company that such Potential Material Event either has been disclosed to the public or no longer constitutes a Potential Material Event; PROVIDED, HOWEVER, that the Company may not so suspend the rights of the Holder for more than one (1) thirty (30) day period and one (1) twenty (20) day period in the aggregate during any twelve month period, with at least a ten (10) business day interval between such periods, during the period the Registration Statement is required to be in effect.

          "Potential Material Event" means any of the following: (a) the possession by the Company of material information not ripe for disclosure in a registration statement (including disclosure to be made in a document filed pursuant to the Securities Exchange Act of 1934, as amended, and incorporated by reference into such registration statement (an "Incorporated Document")), which shall be evidenced by determinations in good faith by the Chief Executive Officer or the Board of Directors of the Company that disclosure of such information in the

Registration Statement (or in an Incorporated Document) would be detrimental to the business and affairs of the Company; or (b) any material engagement or activity by the Company which would, in the good faith determination of the Chief Executive Officer or the Board of Directors of the Company, be adversely affected by disclosure in a registration statement (including disclosure to be made in an Incorporated Document) at such time, which determination shall be accompanied by a good faith determination by the Chief Executive Officer or the Board of Directors of the Company that the Registration Statement (including any Incorporated Documents) would be materially misleading absent the inclusion of such information.

          Section 4. COOPERATION WITH COMPANY. The Holder will cooperate with the Company in all respects in connection with this Agreement, including timely supplying all information reasonably requested by the Company and executing and returning all documents reasonably requested in connection with the registration and sale of the Registrable Securities.

          Section 5. REGISTRATION PROCEDURES. In connection with the registration of the Registrable Securities under the Act, the Company shall (except as otherwise provided in this Agreement), as expeditiously as possible:

               (a) prepare and file with the Commission such amendments and supplements to the Registration Statement and the Prospectus as may be necessary to keep the Registration Statement effective and to comply with the provisions of the Act with respect to the sale or other disposition of all securities covered by the Registration Statement whenever the Holder of the Registrable Securities shall desire to sell or otherwise dispose of the same (including prospectus supplements with respect to the sales of securities from time to time pursuant to Rule 415 promulgated under the Act);

               (b) furnish to the Holder such numbers of copies of the Prospectus, including any amendment or supplement thereto, in conformity with the requirements of the Act, as the Holder may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities owned by the Holder;

               (c) use its best efforts to register and qualify the Registrable Securities covered by the Registration Statement under such other securities or blue sky laws of such jurisdictions as the Holder shall reasonably request (subject to the limitations set forth in Section 3(c) above), and do any and all other acts and things which may be necessary or advisable to enable the Holder to consummate the public sale or other disposition in such jurisdiction of the Registrable Securities owned by the Holder, except that the Company shall not for any such purpose be required to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified or to file therein any general consent to service of process;

               (d) use its best efforts to list the Registrable Securities on the Nasdaq National Market or other national securities exchange on which any securities of the Company are then listed, if the listing of such securities is then permitted under the rules of Nasdaq or of such exchange;

               (e) enter into and perform its obligations under an underwriting agreement, if the offering is an underwritten offering, in usual and customary form, with the managing underwriter or underwriters of such underwritten offering; and

               (f) notify the Holder, at any time when a Prospectus relating thereto covered by the Registration Statement is required to be delivered under the Act, of the happening of any event of which it has knowledge as a result of which the Prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

          Section 6.  INDEMNIFICATION.

               (a) In the event of the filing of any Registration Statement with respect to Registrable Securities pursuant to Section 3 hereof, the Company agrees to indemnify and hold harmless the Holder and each person, if any, who controls the Holder within the meaning of the Act (the "Distributing Holder") against any losses, claims, damages or liabilities, joint or several (which shall, for all purposes of this Agreement, include, but not be limited to, all costs of defense and investigation and all attorneys' fees), to which the Distributing Holder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, or any related preliminary prospectus, Prospectus or amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement, preliminary prospectus, Prospectus or amendment or supplement thereto in reliance upon, and in conformity with, written information furnished to the Company by the Distributing Holder specifically for use in the preparation thereof. This
Section 6(a) shall not inure to the benefit of any Distributing Holder with respect to any person asserting such loss, claim, damage or liability who purchased the Registrable Securities which are the subject thereof if the Distributing Holder failed to send or give (in violation of the Act or the rules and regulations promulgated thereunder) a copy of the Prospectus contained in the Registration Statement to such person at or prior to the written confirmation to such person of the sale of such Registrable Securities, where the Distributing Holder was obligated to do so under the Act or the rules and regulations promulgated thereunder. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

               (b) Each Distributing Holder agrees that it will indemnify and hold harmless the Company, and each officer and director of the Company or person, if any, who controls the Company within the meaning of the Act, against any losses, claims, damages or liabilities (which shall, for all purposes of this Agreement, include, but not be limited to, all costs of defense and investigation and all attorneys' fees) to which the Company or any such officer, director or controlling person may become subject under the Act or otherwise, insofar as such losses claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, or any related preliminary prospectus, Prospectus or amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in such Registration Statement, preliminary prospectus, Prospectus or amendment or supplement thereto in reliance upon, and in conformity with, written information furnished to the Company by such Distributing Holder specifically for use in the preparation thereof. The indemnity obligation of the Distributing Holder set forth in this Section
6(b) shall not exceed the proceeds received by the Distributing Holder upon a sale of Registrable Securities pursuant to the Registration Statement. This indemnity agreement will be in addition to any liability which the Distributing Holder may otherwise have.

               (c)  Promptly after receipt by an indemnified party under this
Section 6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 6, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party except to the extent the indemnified party's failure to so notify in breach of this Section 6(c) materially prejudices the indemnifying party's ability to defend such action or claim. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, assume the defense thereof, subject to the provisions herein stated and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 6 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless the indemnifying party shall not pursue the action to its final conclusion. The indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall not be at the expense of the indemnifying party if the indemnifying party has assumed the defense of the action with counsel reasonably satisfactory to the indemnified party; provided that if the indemnified party is the Distributing Holder, the fees and expenses of such counsel shall be at the expense of the indemnifying party if (i) the employment of such counsel has been specifically authorized in writing by the indemnifying party, or (ii) the named parties to any such action (including any impleaded parties) include both the Distributing Holder and the indemnifying party and the Distributing Holder shall have been advised by such counsel that there may be one or more legal defenses available to the indemnifying party different from or in conflict with any legal defenses which may be available to the Distributing Holder (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the Distributing Holder, it being understood, however, tha the indemnifying party shall, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable only for the reasonable fees and expenses of one separate firm of attorneys for the Distributing Holder, which firm shall be designated in writing by the Distributing Holder). No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of any action in respect of which indemnification may be sought hereunder unless such settlement or compromise includes an unconditional release of the indemnified party from all liability arising out of such action or claim.

          Section 7. CONTRIBUTION. In order to provide for just and equitable contribution under the Act in any case in which (i) the indemnified party makes a claim for indemnification pursuant to Section 6 hereof but is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that the express provisions of Section 6 hereof provide for indemnification in such case, or (ii) contribution under the Act may be required on the part of any indemnified party, then the Company and the applicable Distributing Holder shall contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (which shall, for all purposes of this Agreement, include, but not be limited to, all costs of defense and investigation and all attorneys' fees), in either such case (after contribution from others) on the basis of relative fault as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the applicable Distributing Holder on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such
statement or omission.   The Company and the Distributing Holder agree that it
would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this
Section 7. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          Section 8. NOTICES. Any notice pursuant to this Agreement by the Company or by the Holder shall be in writing and shall be deemed to have been duly given if delivered by (i) hand, (ii) by facsimile and followed by mail delivery, (iii) if mailed by certified mail, return receipt requested, postage prepaid, or (iv) if sent by overnight courier, addressed as follows:

               (a) If to the Holder, to its, his or her address set forth on the signature page of this Agreement.

               (b) If to the Company, at GalaGen Inc., 1275 Red Fox Road, Arden Hills, Minnesota 55112, Attn: Chief Executive Officer, (tele) (651) 634-4233,
(fax) (651) 634-4814,
or to such other address as any such party may designate by notice to the other party. Notices shall be deemed given at the time they are delivered personally or five (5) days after they are mailed in the manner set forth above or two (2) days after they are sent by overnight courier in the manner set forth above. If notice is delivered by facsimile to the Company and followed by mail, delivery shall be deemed given two (2) days after such facsimile is sent.

          Section 9. ASSIGNMENT. This Agreement is binding upon and inures to the benefit of the parties hereto and their respective heirs, successors and permitted assigns. This Agreement cannot be assigned, amended or modified by the parties hereto, except by written agreement executed by the parties; provided, however, that in the event that the Holder transfers any of the Shares to an Affiliate (as defined in Rule 405 under the Act) of the Holder in accordance with the provisions of the Subscription Agreement, the Holder may, without the consent of the Company, concurrently assign the rights under this Agreement with respect to such Shares to such Affiliate if such Affiliate agrees to pay all expenses incurred by the Company in connection with such transfer and assignment including, without limitation, any expenses associated with amending the Registration Statement.

          Section 10. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          Section 11. HEADINGS. The headings in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          Section 12. GOVERNING LAW, VENUE. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed entirely within such State, without regard to its principles of conflicts of laws.

          Section 13. SEVERABILITY. If any provision of this Agreement shall for any reason be held invalid or unenforceable, such invalidity or unenforceablity shall not affect any other provision hereof and this Agreement shall be construed as if such invalid or unenforceable provision had never been contained herein.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, on the day and year first above written.

                                             GALAGEN INC.



                                             By ________________________________
                                                Its ____________________________



                                             HOLDER:


                                             ___________________________________



                                             By ________________________________
                                                Its ____________________________

                                             Address: __________________________
                                             ___________________________________
                                             ___________________________________